Exhibit 99.3

Consent of Centerview Partners LLC

The Board of Directors

CEB Inc.

1919 North Lynn Street

Arlington, Virginia 22209

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated January 4, 2017, to the Board of Directors of CEB Inc. (“CEB”), as Annex B to, and reference to such opinion letter under the headings “SUMMARY—Opinion of Centerview Partners LLC”, “THE MERGER—Background of the Merger” and “THE MERGER—Opinion of Centerview Partners LLC” in, the proxy statement/prospectus relating to the proposed transaction involving CEB and Gartner Inc. (“Gartner”), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Gartner (the “Registration Statement”). In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Centerview Partners LLC

CENTERVIEW PARTNERS LLC

February 3, 2017